Exhibit 8.1

Melco Resorts & Entertainment Limited

List of Significant Subsidiaries

As of December 31, 2020

1.	COD Resorts Limited, incorporated in the Macau Special Administrative Region of the People’s Republic of China

2.	MCO (NEA) Holdings Limited, incorporated in the Hong Kong Special Administrative Region of the People’s Republic of China

3.	MCO (KittyHawk) Investments Limited, incorporated in the Cayman Islands

4.	MCO Cotai Investments Limited, incorporated in the Cayman Islands

5.	MCO Holdings Limited, incorporated in the Cayman Islands

6.	MCO International Limited, incorporated in the Cayman Islands

7.	MCO Investments Limited, incorporated in the Cayman Islands

8.	MCO Nominee One Limited, incorporated in the Cayman Islands

9.	Melco Resorts (Macau) Limited, incorporated in the Macau Special Administrative Region of the People’s Republic of China

10.	Melco Resorts Finance Limited, incorporated in the Cayman Islands

11.	MSC Cotai Limited, incorporated in the British Virgin Islands

12.	SCP Holdings Limited, incorporated in the British Virgin Islands

13.	SCP One Limited, incorporated in the British Virgin Islands

14.	SCP Two Limited, incorporated in the British Virgin Islands

15.	Studio City Company Limited, incorporated in the British Virgin Islands

16.	Studio City Developments Limited, incorporated in the Macau Special Administrative Region of the People’s Republic of China

17.	Studio City Finance Limited, incorporated in the British Virgin Islands

18.	Studio City Holdings Limited, incorporated in the British Virgin Islands

19.	Studio City Holdings Two Limited, incorporated in the British Virgin Islands

20.	Studio City International Holdings Limited, incorporated in the Cayman Islands

21.	Studio City Investments Limited, incorporated in the British Virgin Islands